Exhibit 99.1

RESIGNATION

I, Michael Toups, hereby resign from my position as Chief Financial Officer of Worldwide Energy & Manufacturing USA, Inc. effective immediately.

Dated: April 26, 2011	By:	/s/ Michael Toups
Name: Michael Toups